EXHIBIT 99.1

Open Text Announces Preliminary Fourth Quarter 2005

Financial Results

WATERLOO, ON—July 11th, 2005—Open Text™ Corporation (TSX:OTC)(NASDAQ:OTEX), one of the world’s largest providers of enterprise content management (ECM) software, today announced preliminary financial results for its fourth fiscal quarter that ended June 30, 2005. (1)

Based on preliminary financial data, the Company expects to report total revenues in the range of $108 million to $112 million, compared to previously issued guidance in the range of $115 million to $125 million, and up from $105 million in the same period last year. With the reduction in revenues, the Company expects that adjusted earnings per share (EPS) for the quarter will be below previously issued guidance.

The Company emphasizes that these results are unaudited and preliminary, and its actual results may vary from those projected.

“We are disappointed with the results this quarter,” stated John Shackleton, President and CEO of Open Text Corporation. “With the start of the new fiscal year, we are streamlining the Company to focus our attention on increasing profits.”

A restructuring charge of approximately $20 million to $30 million is expected to be taken during the upcoming quarter as a result of the re-organization of the Company.

Teleconference Call

Open Text will host a conference call on July 11th, 2005, at 5:00 p.m. EDT to discuss its preliminary financial results.

Date: Monday, July 11th, 2005

Time: 5:00 p.m. EDT/2:00 p.m. PT

Length: 60 minutes

Where: 416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning July 11th, at 7:00 p.m. EDT through 11:59 p.m. on July 25th, 2005 and can be accessed by dialing 416-640-1917 and using pass code #21131299.

For more information or to listen to the call via Web cast, please use the following link:

www.opentext.com/events/event.html?id=5416978

About Open Text

Open Text™ is a market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the company supports almost 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995—Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties, including the risk that the Company will need to make adjustments to the preliminary financial results set forth herein as part of the Company’s quarterly and annual closing financial procedures and review by the Company’s auditors, that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the financial performance of the Company for the three months ended June 30, 2005, the future performance of Open Text, the ability of Open Text to increase profits, the benefits and integration of any acquisition, the success of combined products following an acquisition, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the potential for growth in the ECM market and its estimated size, the Company’s position in the market and future opportunities therein, the benefits of the Company’s products to be realized by customers, and the demand for and the extent of deployment of the Company’s products. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in fluctuations in currency exchange rates, delays in purchasing decisions of customers, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 and the Quarterly Report on Form 10-Q for the quarters ended September 30, 2004, December 31, 2004 and March 31, 2005. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1) Based on comparison of historic revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Schwartz

Director, Investor Relations

Open Text Corporation

+1-617-378-3369

aschwart@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com